UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2022
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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On January 20, 2022 (the “Closing Date”), World of Jeans & Tops, a California corporation (“WOJT”) and wholly-owned subsidiary of Tilly’s, Inc., a Delaware corporation (the “Company”), as borrower, entered into a credit agreement and revolving line of credit note (the "Note" and, collectively, the “Credit Agreement”) with Wells Fargo Bank, National Association, as lender (the “Bank”). The Credit Agreement replaced WOJT’s existing credit agreement (the “Prior Credit Agreement”), dated as of November 9, 2020, as amended, with the Bank, as lender and as administrative agent and collateral agent, under which WOJT had revolving commitments of up to $65.0 million, a sub-limit on letters of credit of $10.0 million and a sub-limit for swing-line loans of $7.5 million. The Prior Credit Agreement was terminated concurrently with the entry into the Credit Agreement. No borrowings were outstanding under the Prior Credit Agreement as of the Closing Date. Capitalized terms used without definition are defined in the Credit Agreement.

General Terms
The Credit Agreement provides for a senior secured revolving credit facility (“Revolving Facility”) of up to $25.0 million (“Revolving Commitment”) consisting of revolving loans, letters of credit and swing line loans provided by Lenders, with a sub-limit on letters of credit outstanding at any time of $15.0 million. The Revolving Facility matures on January 20, 2024. The payment and performance in full of the secured obligations under the Revolving Facility are secured by a lien on and security interest in all of the assets of WOJT.

The payment and performance in full of the obligations of WOJT under the credit agreement are guaranteed by the Company pursuant to a continuing guaranty granted by the Company in favor of the Bank and entered into on January 2022 (the “Guaranty”). The payment and performance of the Company’s obligations under the Guaranty are secured by a lien on, and pledge of, all of the equity interests of WOJT owned by the Company.

As of the Closing Date, WOJT had no outstanding borrowings under the Credit Agreement and the only utilization of the letters of credit sub-limit under the Credit Agreement was a $2.025 million irrevocable standby letter of credit, which was previously issued under the Prior Credit Agreement and was transferred on the Closing Date to the Credit Agreement.

Interest Rates and Fees
Borrowings under the Revolving Facility bear interest at a rate per annum equal to the Daily Simple SOFR Rate plus 0.75%. Amounts available to be drawn under outstanding letters of credit accrue fees in an amount equal to 1.00% per annum. The unused portion of the Revolving Commitment is not subject to a commitment fee.

Covenants
Under the Credit Agreement, WOJT and the Company are subject to a variety of affirmative and negative covenants of types customary in a cash-flow-based lending facility, including financial covenants that require maintenance of (1) a ratio of total fund debt to earnings before interest, taxes, depreciation, amortization and annual rent expenses no greater than 4.00 to 1.00 and (2) a fixed charge coverage ratio of not less than 1.25 to 1.00 (calculation of which takes into account dividends, distributions, redemptions and repurchases of the equity interests of the Company only if the Company’s cash on hand, net of any amounts outstanding under the Credit Agreement, is less than $50.0 million after giving effect to such dividends, distributions, redemptions or repurchases).

Events of Default
Events of default under the Credit Agreement include, among other things, failure to pay principal, interest, fees or other amounts; covenant defaults; material inaccuracy of representations and warranties; bankruptcy events with respect to WOJT or the Company; actual or asserted invalidity of any of the Loan Documents; or a change of control of WOJT or the Company.

Ancillary Agreements
In connection with the entry into the Credit Agreement, on January 20, 2022, the Company entered into certain ancillary agreements, including (i) a security agreement entered into by WOJT in favor of the Bank (the “Security Agreement”) (ii) the Guaranty entered into by the Company, and (iii) a third party pledge agreement entered into by the Company in favor of the Bank (the “Pledge Agreement”). The Security Agreement, the Guaranty and the Pledge Agreement replaced (i) the guaranty by the Company in favor of Wells Fargo Bank, National Association, dated November 9, 2020, (the “Prior Guaranty”) and (ii) the security agreement dated as of November 9, 2020, among WOJT, the Company and Wells Fargo Bank, National Association (the “Prior Security Agreement”), which were all terminated concurrently with the termination of the Prior Credit Agreement.

The foregoing descriptions of the Credit Agreement, the Note, the Security Agreement, the Guaranty and the Pledge Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the Credit Agreement, the Security Agreement, the Guaranty and the Pledge Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
The information included in 1.01 of this Current Report on Form 8-K regarding the termination of the Prior Credit Agreement, the Prior Guaranty and the Prior Security Agreement is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financials Statements and Exhibits
The following exhibits are being furnished herewith.

(d)    Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Credit Agreement, dated January 20, 2022, by and among World of Jeans & Tops and Wells Fargo Bank, National Association.
10.2	Revolving Line of Credit Note, dated January 20, 2022, of Tilly's, Inc.
10.3	Guaranty, dated January 20, 2022, of Tilly’s, Inc.
10.4	Security Agreement: Business Assets, dated January 20, 2022 of World of Jeans & Tops.
10.5	Third Party Pledge Agreement, dated January 20, 2022 of Tilly’s, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: January 20, 2022	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer